EXHIBIT 10.17

CONSULTING SERVICES AGREEMENT

This consulting services agreement ("Agreement"), effective as of February 8, 2008 is entered by and between Ecosphere Technologies, Inc. a Delaware corporation ("the Company or “Company") and WSR Consulting, Inc., a Florida corporation ("Consultant").

RECITALS

WHEREAS, the Company is a public company; and

WHEREAS, Consultant has experience in the area of general management, corporate finance, corporate strategy; and

WHEREAS, the Company desires to engage the services of Consultant to provide General Management and accounting services, and consultation with the Company in matters concerning corporate finance and serve as an interface with existing shareholders, investment banks, venture capital/private equity funding sources and other investment professionals, as to the Company's current and proposed activities;

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, and intending to be legally bound, the Company and Consultant agree as follows:

1.

Term of Consultancy.   The Company engages Consultant to act in a consulting capacity to the Company, and Consultant agrees to provide services to the Company commencing on the date first set forth above and ending 12 months thereafter.  The parties may agree to end the agreement during the term by mutual consent or unilaterally at the end of a quarter by giving 90 days written notice.

2.

Duties of Consultant.  Consultant will generally provide the following consulting services (the “Services”) during the term of this Agreement:

a.

Provide general, accounting, and operational management to the Company and provide services as the Company’s Chief Financial Officer, including the responsibility of timely filing of all required documents for a public company;

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b.

Work directly with senior management of the Company in the areas of strategic planning and financial management including accounting;

c.

Assist and advise the Company with respect to its relationship with banks, and other investment professionals;

d.

Perform the functions generally assigned to full-time Chief Financial Officer  including the support of ongoing operations, financial reporting, signing of documents on behalf of the Company as its CFO, attendance at and preparation of Proxy Statements for Annual Shareholders Meeting, and other resource management as necessary;

e.

Notwithstanding the provision of Section 2d, the person who agrees to act as Chief Financial Officer must be approved by the Company’s Board of Directors and is subject to being replaced by the Company’s Board of Directors.  The Chief Financial Officer shall be responsible for executing the Sarbanes-Oxley Act of 2002 certifications in the Company’s Forms 10-Q and 10-K and executing any registration statements and covenants.  The Chief Financial Officer shall also provide any calculations and written reports as may be requested by any lenders to the Company.

3.

Allocation of Time and Energies.  The Consultant will perform the Services in a professional manner in accordance with accepted industry standards and in compliance with applicable federal, state and local laws and regulations. Although no specific hours-per-day requirement will be required, the parties acknowledge and agree that Consultant will initially spend an average of 10 days per month on site at the Company’s location. It is understood that the Company is entering into this Agreement with the understanding that Adrian G. Goldfarb will be the principal of Consultant during the entire term of this Agreement.  It is also understood that Mr. Goldfarb may elect to involve other consultants in the performance of its duties who will be compensated by Consultant unless otherwise agreed in advance by the Company.

4.

Remuneration.  As full and complete compensation for Consultant’s agreement to perform the Services, the Company shall compensate the Consultant as follows:

a.

For ongoing work related to interim management services including the provision of a Chief Financial Officer and accounting services, the Company will pay Consultant a fee of $10,000 per month in advance. The first payment is due on execution of this agreement.  Additional payments are due on the 21st of each month that this contract is to remain in effect.

b.

For undertaking this engagement and for other good and valuable consideration, the Company agrees to issue and deliver to the Consultant a "Commencement Bonus", of 100,000 five-year warrants at a strike price

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of $.25 per share under the following conditions:  50,000 of said warrants shall vest upon execution of this Agreement and the vesting of the remaining balance will be on July 31, 2008, subject to the Agreement not being terminated as of the vesting date.

5.

Expenses.  Consultant agrees to pay for all its expenses other than extraordinary items for which the Company will reimburse Consultant.  Such extraordinary items include travel and entertainment required by/or specifically requested by the Company, professional fees for the purposes of legal compliance such as tax return preparation, audit, legal and any other expenses related to regulatory compliance.

6.

Work Location. The Consultant will primarily perform its duties on site at the Company’s offices.  Where necessary, and by prior approval, Consultant is available to travel at the Company’s request.  The Company will supply a working environment commensurate with a senior management position at the company including technical support as necessary.  Consultant will supply its own computing equipment complete with general business software.  Any additional requirements such as specialized software or supplies specifically required for the performance of Consultant’s duties at the Company will be supplied in a timely manner at the expense of The Company.

7.

Indemnification.

a.

The Company agrees to indemnify and hold harmless Consultant, its officers, directors, employees, affiliates and agents harmless from and against any and all losses, claims, damages and liabilities, related to or arising out of any breach by the Company of its obligations under this Agreement and/or the Company’s actions in connection with the transactions and/or activities contemplated herein.  Provided, however, the Chief Financial Officer shall be indemnified solely in accordance with the Company’s standard Indemnification Agreement.

b.

Consultant agrees to indemnify and hold harmless Company, its officers, directors, employees, affiliates and agents harmless from and against any and all losses, claims, damages and liabilities, related to or arising out of any breach by Consultant of its obligations under this Agreement and/or the Consultant’s actions in connection with the transactions and/or activities contemplated herein.

8.

Representations. The Company warrants and represents that all oral communications, written documents or materials furnished to Consultant are accurate, and the Consultant warrants and represents that all communications by Consultant with third parties, with respect to the financial affairs, operations, profitability and strategic planning of the Company, will be in accordance with information provided to it by the Company. The Consultant, but not the Chief Financial Officer, may rely upon the accuracy of the information provided by the

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Company without independent investigation. Consultant represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the Services set forth herein. Consultant acknowledges that to the best of its knowledge, the performance of the Services will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant. The Company acknowledges that to the best of its knowledge that it has not violated any rule or provision of any regulatory agency having jurisdiction over the Company. The Company also acknowledges that, to the best of its knowledge, the Company is not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws.

9.

Status as Independent Contractor. Consultant’s engagement pursuant to this Agreement shall be as independent contractor, and not as employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possesses the authority to bind each other in any agreements, without the express written consent of the entity to be bound.

10.

Attorneys' Fees.  If any legal action(s) or any arbitration or other proceeding(s) is brought for the enforcement or interruption of the Agreement, or because of alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorney's' fees and other costs in connection with that action(s) or proceeding(s), in addition to any other relief to which they may be entitled.

11.

Waiver.  The waiver by either party of a breach of any provision of this agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

12.

Notices.  All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by U.S. mail, postage prepaid, addressed to the other party at the address set forth herein below:

Company Address:

Consultants Address:

Ecosphere Technologies, Inc.

WSR Consulting, Inc.

3515 SE Lionel Terrace

7111 Cutter Court

Stuart, FL 34997

Parkland, FL 33067

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Either party may change address, to which notices for it shall be addressed by providing notice of such change to the other party, in the manner set forth in this paragraph.

13.

Choice of Law, Jurisdiction and Venue.  This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Florida, without giving effect to its conflict of laws or choice of law principles.

14.

Arbitration.  Any controversy or claim arising out of or relating to this Agreement, or the alleged breach thereof, or relating to Consultant's activities or remuneration under this Agreement, shall be settled by binding arbitration in West Palm Beach, Florida in accordance with the applicable rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) shall be binding on the parties and may be entered in any court having jurisdiction.

15.

Complete Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

AGREED TO:

"The Company"

Ecosphere Technologies, Inc.

3515 SE Lionel Terrace

Stuart, FL 34997

Dated: _______________

By: ____________________________

Dennis McGuire

CEO

and Its Duly Authorized Officer

"Consultant"

WSR Consulting, Inc.

7111 Cutter Court

Parkland, FL 34990

Dated: _______________

By: ____________________________

Adrian G. Goldfarb

President

and Its Duly Authorized Officer

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